Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 No. 333- 248960, and No. 333-238847) of Lindblad Expeditions Holdings, Inc.

(2) Registration Statement Form S-8 No. 333-257719 pertaining to the Lindblad Expeditions Holdings, Inc. 2015 Long-term Incentive Plan and Lindblad Expeditions, Inc. 2012 Stock Incentive Plan, and

(3) Registration Statement Form S-8 No. 333-206884 pertaining to the Lindblad Expeditions Holdings, Inc. 2021 Long-term Incentive Plan;

of our reports dated March 10, 2023, with respect to the consolidated financial statements of Lindblad Expeditions Holdings, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Lindblad Expeditions Holdings, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Lindblad Expeditions Holdings, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Hartford, CT

March 10, 2023